                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              IVI CHECKMATE CORP.


          The undersigned incorporator, for the purpose of incorporating or organizing a corporation under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify that:

          FIRST: The name of the corporation is IVI CHECKMATE CORP. (hereinafter the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of
(1) 99,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and (2) 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

                                I.  COMMON STOCK

          Except as otherwise provided herein or as otherwise required by applicable law, all shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges.

                              II.  PREFERRED STOCK

          The Preferred Stock may be issued in one or more series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in this Certificate of Incorporation or in any amendment hereto, or in a resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors.

                            SERIES A PREFERRED STOCK

          One share of the Preferred Stock, par value $.01 per share, is hereby constituted as a series of the Preferred Stock designated Series A Preferred Stock. The holder of the Series A Preferred Stock shall be entitled to receive such dividends as the Board of Directors of the Corporation may declare from time to time with respect to the Series A Preferred Stock. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the prior rights of any holders of shares of Preferred Stock ranking senior to the Series A Preferred Stock, the holder of the share of Series A Preferred Stock shall be paid an amount equal to $1.00 before payment shall be made to holders of any stock ranking on liquidation junior to the Series A Preferred Stock (such amount payable with respect to the Series A Preferred Stock being referred to as the "Series A Liquidation Preference Amount"). The Series A Preferred Stock shall be redeemable at any time at the election of the Corporation for an amount equal to the Series A Liquidation Preference Amount.

          FIFTH: The Corporation shall be entitled to treat the person in whose name any shares of its capital stock are registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as required by applicable law.

          SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the By-Laws of the Corporation.

          EIGHTH: The Corporation expressly elects not to be governed by Section 203 of the GCL.

          NINTH: To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the GCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. No repeal or modification of this Article NINTH by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article NINTH at the time of such repeal or modification.

          TENTH: Except as set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of

Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

          ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          TWELFTH: The powers of the undersigned incorporator shall terminate upon the filing of this Certificate of Incorporation, and the persons who shall serve as directors of the Corporation until their successors are elected and qualify are:

          J. Stanford Spence
          1003 Mansell Road
          Roswell, Georgia  30076

          George Whitton
          79 Torbarrie Road
          Toronto, Ontario, Canada
          M3L 1G5

          Gregory A. Lewis
          1003 Mansell Road
          Roswell, Georgia  30076

          L. Barry Thomson
          79 Torbarrie Road
          Toronto, Ontario, Canada
          M3L 1G5

          IN WITNESS WHEREOF, I have signed this Certificate of Incorporation on January 15, 1998.




                                   By:      /s/ DAVID G. NICHOLS, JR.
                                      ----------------------------------
                                   Name:    David G. Nichols, Jr.
                                   Address: 101 Park Avenue
                                            New York, NY 10178

              CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES
                                 AND RIGHTS OF
                          THE SERIES B PREFERRED STOCK
                                       OF
                              IVI CHECKMATE CORP.

     THE UNDERSIGNED, being respectively, the Chairman of the Board of IVI Checkmate Corp. (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the following resolutions were duly adopted by the Board of Directors of the Corporation and that, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation, by unanimous written consent effective on June 23, 1998, adopted resolutions providing for the issuance of a series of its preferred stock and fixing the relative powers, preferences, rights and qualifications, limitations and restrictions of such stock. Such resolutions are as follows:

     "RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation, the issuance of a series of preferred stock, par value $.01 per share, which shall consist of one of the 1,000,000 shares of preferred stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

     1. AUTHORIZED NUMBER AND DESIGNATION. One share of the preferred stock, par value $.01 per share, of the Corporation is hereby constituted as a series of the preferred stock designated Series B Special Voting Preferred Stock, par value $.01 per share (the "Series B Special Voting Stock").

     2. DIVIDENDS. The holder of the Series B Special Voting Stock shall not be entitled to receive any dividends declared and paid by the Corporation.

     3. VOTING RIGHTS. Except as otherwise required by law or the Certificate of Incorporation, (a) the holder of the share of Series B Special Voting Stock shall have that number of votes equal to the number of Exchangeable Shares (as defined in the Voting and Exchange Trust Agreement, dated as of June 25, 1998 (the "Voting Trust Agreement") among the Corporation, International Verifact Inc., a Canadian corporation ("IVI"), and the trustee party thereto, for the benefit of the holders from time to time of the Exchangeable Shares) of IVI from time to time outstanding which are not owned by the Corporation, any of its subsidiaries or any person directly controlled by or under common control of the Corporation, in each case for the election of directors and on all matters submitted to a vote of the stockholders of the Corporation, subject to adjustment to reflect the Current Newco Common Stock Equivalent (as defined in the Voting Trust

Agreement) and (b) in respect of all matters concerning the voting of shares, the Series B Special Voting Stock and the Common Stock of the Corporation shall vote as a single class, except as required by applicable law. A copy of the Voting Trust Agreement is on file at the offices of the Corporation, and may be inspected during normal business hours by any stockholder of the Corporation upon written request.

     4. LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the prior rights of any holders of shares of preferred stock ranking senior to the Series B Special Voting Stock, the holder of the share of Series B Special Voting Stock shall be paid an amount equal to $1.00, before payment shall be made to holders of any stock ranking on liquidation junior to the Series B Special Voting Stock (such amount payable with respect to the Series B Special Voting Stock being referred to as the "Series B Liquidation Preference Amount").

     5. RANKING. The Series B Special Voting Stock shall rank junior to any other outstanding series of preferred stock of the Corporation in all respects.

     6. OTHER PROVISIONS. (a) Pursuant to the terms of the Combination Agreement dated as of January 16, 1998, by and among the Corporation, IVI, Checkmate Electronics, Inc., a Georgia corporation, and Future Merger Corporation, a Georgia corporation, one share of the Series B Special Voting Stock is being issued to the trustee under the Voting Trust Agreement.

     (b) The holder of the share of Series B Special Voting Stock shall exercise the voting rights attendant thereto in accordance with Section 3 of this Certificate of Designations.

     (c) At such time as the Series B Special Voting Stock has no votes attached to it because there are no Exchangeable Shares outstanding which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, and there are no shares of stock, debt, options or other agreements of IVI which could give rise to the issuance of any Exchangeable Shares to any person (other than the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation), the Series B Special Voting Stock shall be redeemable at the election of the Corporation for an amount equal to the Series B Liquidation preference Amount."

     IN WITNESS WHEREOF, this Certificate has been signed by the Chairman of the Board of the Corporation as of the 23rd day of June, 1998.

                                     IVI CHECKMATE CORP.

                                     By:    /s/ J. STANFORD SPENCE
                                        -------------------------------
                                     Name:  J. Stanford Spence
                                     Title: Chairman of the Board

              Certificate Of The Powers, Designations, Preferences
                                 And Rights Of
                          The Series D Preferred Stock
                                       Of
                              IVI Checkmate Corp.


THE UNDERSIGNED, being the Secretary of IVI Checkmate Corp. (the "Corporation"), does hereby certify and acknowledge that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the following resolutions were duly adopted by the Board of Directors of the Corporation and that, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation, at a meeting of the Board duly called and noticed held on April 6, 1999, adopted resolutions providing for the issuance of a series of its preferred stock and fixing the relative powers, preferences, rights and qualifications, limitations and restrictions of such stock. Such resolutions are as follows:

          "RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation, the issuance of a series of preferred stock, par value $.01 per share, which shall consist of 894,663 of the 1,000,000 shares of preferred stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

The Series D Preferred Stock.

The Series D Preferred Stock (the "Preferred Stock") shall have the following powers, designations, preferences and rights:

     (i)   Authorized Number and Designation.

This stock will be constituted as a series of the preferred stock designated Series D Preferred Stock, par value $0.01 per share. The principal amount of each share of Preferred Stock shall be $9.00.

     (ii)  Dividends.

Beginning on April 1, 1999, dividends will accrue annually on the outstanding principal amount of each share of the Preferred Stock plus accrued and unpaid dividends, at the rate of nine percent (9%) per annum. All accrued and unpaid dividends will be paid upon the exercise of a right to convert or redeem, as provided in the following subsections.

     (iii) Conversion to Common.

Beginning on the third anniversary of April 1, 1999 and continuing until the fifth anniversary of April 1, 1999, the holder of the Preferred Stock may elect to convert the Preferred Stock to the Corporation's $0.01 par value common stock ("Common Stock"), on the basis of one (1) share of Common Stock for one (1) share of the Preferred Stock and one (1) share of Common Stock for each nine dollars ($9.00) of dividends accrued and unpaid through the date of conversion; provided however, if on the date of conversion the Corporation's Common Stock is not publicly traded, the holder may elect a redemption of the Preferred Stock for cash in the amount equal to the sum of (i) the dividends accrued and unpaid through the date of payment plus (ii) the product of $9.00 times the number of shares of Preferred Stock. If the holder of the Preferred Stock does not elect to convert the Preferred Stock to Common Stock by the fifth anniversary of April 1, 1999, then, beginning on the first day after the fifth anniversary of April 1, 1999 and continuing for sixty days thereafter, the Corporation must either
(a) convert the Preferred Stock to Common Stock, on the basis of one (1) share of Common Stock for one (1) share of Preferred Stock and one (1) share of Common Stock for each nine dollars ($9.00) of dividends accrued and unpaid through the date of conversion or (b) redeem the principal amount of the Preferred Stock ($9.00 per share) and all dividends accrued and unpaid through the date of payment, in cash.

     (iv)  Early Graduated Redemption Right after Six Months.

By giving written notice to the Corporation during the period beginning on the first day after six months have elapsed since April 1, 1999, and ending on the date on which fifteen months have elapsed since April 1, 1999, the holder of the Preferred Stock will have the right to require the Corporation to redeem the Preferred Stock, plus all accrued and unpaid dividends. In such case, the Corporation has the option, within thirty days of the receipt of such notice, to either redeem such Preferred Stock plus all accrued and unpaid dividends thereon
(a) for cash in the amount equal to the sum of (i) the dividends accrued and unpaid through the date of payment plus (ii) the product of $6.00 times the number of shares of Preferred Stock (which sum is referred to as the "$6 Cash Amount"), or (b) for the number of shares of Common Stock equal to the $6 Cash Amount divided by the average of the closing prices of the Common Stock (as reported at NASDAQ's web page, www.nasdaq.com) for the twenty trading days prior to the date of such notice (for the purposes of this subsection only, the "Average Price"), provided however, that if the number of shares determined by the foregoing calculation is greater than 2,000,000, then the maximum number of shares which may be issued pursuant to this subsection without shareholder approval of the Corporation is 2,000,000, and if shareholder approval is not obtained or sought, under this option the Corporation shall issue 2,000,000 shares and shall pay holder cash in an amount equal to the $6 Cash Amount less 2,000,000 times the Average Price; provided further, however, that if the Corporation's Common Stock is not publicly traded on the date of such notice, holder may direct the Corporation to choose option (a) or (b).

      (v)   Early Graduated Redemption Right after Fifteen Months.

By giving written notice to the Corporation during the period beginning on the first day after fifteen months have elapsed since April 1, 1999, and ending on the second anniversary of April 1, 1999, the holder of the Preferred Stock will have the right to require the Corporation to redeem the Preferred Stock, plus all accrued and unpaid dividends. In such case, the Corporation has the option, within thirty days of the receipt of such notice, to either redeem such Preferred Stock plus all accrued and unpaid dividends thereon (a) for cash in the amount equal to the sum of (i) the dividends accrued and unpaid through the date of payment plus (ii) the product of $7.00 times the number of shares of Preferred Stock (which sum is referred to as the "$7 Cash Amount"), or (b) for the number of shares of Common Stock equal to the $7 Cash Amount divided by the average of the closing prices of the Common Stock (as reported at NASDAQ's web page, www.nasdaq.com) for the twenty trading days prior to the date of such notice (for the purposes of this subsection only, the "Average Price"), provided however, that if the number of shares determined by the foregoing calculation is greater than 2,000,000, then the maximum number of shares which may be issued pursuant to this subsection without shareholder approval of the Corporation is 2,000,000, and if shareholder approval is not obtained or sought, under this option the Corporation shall issue 2,000,000 shares and shall pay holder cash in an amount equal to the $7 Cash Amount less 2,000,000 times the Average Price; provided further, however, that if the Corporation's Common Stock is not publicly traded on the date of such notice, holder may direct the Corporation to choose option (a) or (b).

      (vi)  Early Graduated Redemption Right after Second Anniversary.

By giving written notice to the Corporation during the period beginning on the first day after the second anniversary of April 1, 1999, and ending on day before the third anniversary of April 1, 1999, the holder of the Preferred Stock will have the right to require the Corporation to redeem the Preferred Stock, plus all accrued and unpaid dividends. In such case, the Corporation has the option, within thirty days of the receipt of such notice, to either redeem such Preferred Stock plus all accrued and unpaid dividends thereon (a) for cash in the amount equal to the sum of (i) the dividends accrued and unpaid through the date of payment plus (ii) the product of $8.00 times the number of shares of Preferred Stock (which sum is referred to as the "$8 Cash Amount"), or (b) for the number of shares of Common Stock equal to the $8 Cash Amount divided by the average of the closing prices of the Common Stock (as reported at NASDAQ's web page, www.nasdaq.com) for the twenty trading days prior to the date of such notice (for the purposes of this subsection only, the "Average Price"), provided however, that if the number of shares determined by the foregoing calculation is greater than 2,000,000, then the maximum number of shares which may be issued pursuant to this subsection without shareholder approval of the Corporation is 2,000,000, and if shareholder approval is not obtained or sought, under this option the Corporation shall issue 2,000,000 shares and shall pay holder cash in an amount equal to the $8 Cash Amount less 2,000,000 times the Average Price; provided further, however, that if the Corporation's Common Stock is not publicly traded on the date of such notice, holder may direct the Corporation to choose option (a) or (b).

      (vii)  Mandatory Redemption Right.

Beginning on the third anniversary of April 1, 1999 and ending sixty days thereafter (the "Redemption Window"), if on any day during the Redemption Window the closing price of the Common Stock is less than $9.00 per share (as reported the next business day in the Wall Street Journal) or if the Corporation's Common Stock is not publicly traded, then on such next business day, by giving written notice to the Corporation the holder of the Preferred Stock will have the right to require the Corporation to redeem the Preferred Stock, plus all accrued and unpaid dividends. In such case, the Corporation has the option, within thirty days of the receipt of such notice, to redeem such Preferred Stock plus all accrued and unpaid dividends thereon either (a) for cash in the amount equal the sum of (i) the dividends accrued and unpaid through the date of payment plus
(ii) $9.00 times the number of shares of Preferred Stock (which sum is referred to as the "$9 Cash Amount"), or (b) for the number of shares of Common Stock equal to the $9 Cash Amount divided by the average of the closing prices of the Common Stock (as reported at NASDAQ's web page, www.nasdaq.com) for the twenty trading days prior to the date of the such Notice (for the purposes of this subsection only, the "Average Price"), provided however, that if the number of shares determined by the foregoing calculation is greater than 2,000,000, then the maximum number of shares which may be issued pursuant to this subsection without shareholder approval of the Corporation is 2,000,000, and if shareholder approval is not obtained or sought, under this option the Corporation shall issue 2,000,000 shares and shall pay holder cash in an amount equal to the $9 Cash Amount less 2,000,000 times the Average Price; provided further, however, that if the Corporation's Common Stock is not publicly traded on the date of such notice, holder may direct the Corporation to choose option (a) or (b).

      (viii) Voting Rights.

Except as otherwise required by law, the holder of the Preferred Stock shall have no voting rights.

      (ix)   Ranking.

The Preferred Stock shall rank senior in liquidation preference to all other securities of Corporation, and no securities senior in liquidation preference to the Preferred Stock may be issued by the Corporation without the written consent of holder.

      (x)    Liquidation Proceeds.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder of the Preferred Stock shall be paid an amount equal to the principal amount ($9.00) per share plus all dividends accrued but unpaid thereon through the date of payment.

      (xi)    Adjustments.

               (A) Merger, Sale of Assets, etc.

If at any time while the Preferred Stock, or any portion thereof, is outstanding there shall be (1) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (2) a merger or consolidation of the Corporation with or into another corporation in which the Corporation is not the surviving entity, or a reverse triangular merger in which the Corporation is the surviving entity but the shares of the Corporation's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (3) a sale or transfer of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, during the periods specified herein, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of the Preferred Stock would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the Preferred Stock had been converted immediately before such reorganization, merger, consolidation, sale or transfer, taking into account and preserving the discounts provided for by subsections (iv), (v) and (vi) for any conversion prior to the third anniversary of the Closing, all subject to further adjustment as provided in this subsection (xi). The foregoing provisions of this subsection (xi) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of the Preferred Stock. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Corporation's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Corporation's Board of Directors) shall be made in the application of the provisions of the Preferred Stock with respect to the rights and interests of the holder after the transaction, to the end that the provisions of the Preferred Stock shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of the Preferred Stock.

               (B) Reclassification, etc.

If the Corporation, at any time while the Preferred Stock, or any portion thereof, remains outstanding by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under the Preferred Stock exist into the same or a different number of securities of any other class or classes, the Preferred Stock shall thereafter represent the right to be converted into such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under the Preferred Stock immediately prior to such reclassification or other change, taking into account and preserving the discounts provided for by subsections (iv) through (vi), and the dollar amount of such discounts shall be appropriately adjusted, all subject to further adjustment as provided in this subsection (xi).

      (C) Split,  Subdivision or Combination of Shares.

If the Corporation at any time while the Preferred Stock, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under the Preferred Stock exist, into a different number of securities of the same class, the one to one conversion ratio contained in subsection (iii) and the discounts provided for by subsections (iv) through (vi) for such securities shall be proportionately adjusted.

      (D) Adjustments for Dividends in Stock or Other Securities or Property.

If while the Preferred Stock, or any portion hereof, remains outstanding the holders of the securities as to which purchase rights under the Preferred Stock exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Corporation by way of dividend, then and in each case, the Preferred Stock shall represent the right to acquire, in addition to the number of shares of the security receivable upon conversion of the Preferred Stock, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Corporation that such holder would hold on the date of such conversion had it been the holder of record of the securities receivable upon conversion of the Preferred Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this subsection (xi).

      (E) Certificate as to Adjustments.

Upon the occurrence of each adjustment or readjustment pursuant to this subsection (xi), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request, at any time, of holder, furnish or cause to be furnished to such holder a like certificate setting forth: (1) such adjustments and readjustments; (2) the conversion ratio and discounts at the time in effect; and (3) the number of shares and the amount, if any, of other property that at the time would be received upon the conversion of the Preferred Stock. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification."

     IN WITNESS WHEREOF, this Certificate has been signed by the Secretary of the the Corporation as of the 6th day of April, 1999.

                                   IVI CHECKMATE CORP.

                                   By:   /s/ JOHN J. NEUBERT
                                      -------------------------------
                                      Name:  John J. Neubert
                                      Title: Secretary